EXHIBIT 10.16



         Summary of Arrangements with certain Executives


      The following is a summary of the salary and bonus compensation arrangements between the Company and certain of its executives ("Executives").

     Frederick A. Krehbiel and John H. Krehbiel, Jr., Co-Chairmen of the Board and executive officers of the Company, are currently paid base salary at a rate of $450,000 per year. Fred L.
Krehbiel, a director and President of the Connector Products Division (Americas), a non-executive officer position of the Company, is currently paid base salary at a rate of $199,680 per year.

      Each of the Co-Chairmen of the Board is eligible to participate in the Company's incentive bonus plan arrangement filed as exhibit 10.11 to this Form 10-Q. If senior management approves creation of a bonus pool following fiscal year end for non-executive officer management employees, Fred L. Krehbiel will be eligible to receive a bonus at the discretion of his supervisor.

      Each of the Executives is also eligible to participate in certain of the Company's equity incentive plans that have been filed as exhibits to the Company's periodic reports filed with the Securities and Exchange Commission.